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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                October 15, 1999


                            ZOLL MEDICAL CORPORATION
             (Exact Name of Registrant as specified in its charter)

       Massachusetts               000-20225                     04-2711626
(State or other jurisdiction    (Commission File              (I.R.S. Employer
     of incorporation)              Number)                  Identification No.)

        32 Second Avenue, Northwest Park, Burlington, Massachusetts 01803
             (Address of principal executive offices and zip code)

                                 (781) 229-0020
              (Registrant's telephone number, including area code)






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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

     On October 15, 1999 (the Closing Date"), pursuant to an Agreement and Plan of Merger dated as of the Closing Date (the "Merger Agreement") by and among Zoll Medical Corporation ("Zoll"), Zollsub, Inc., a wholly-owned subsidiary of Zoll ("Zollsub"), Pinpoint Technologies, Inc. ("Pinpoint") and David Brown, David G. Cohen and Robert Durkin, Jr. (collectively, the "Stockholders"), Zollsub was merged with and into Pinpoint (the "Merger") with Pinpoint as the surviving corporation. Pursuant to the terms of the Merger Agreement, the Stockholders received an aggregate of 425,000 shares of common stock of Zoll in exchange for, among other things, all the issued and outstanding equity interests in Pinpoint, such that Pinpoint became a wholly-owned subsidiary of Zoll upon consummation of the Merger. Pursuant to a Registration Rights Agreement dated as of the Closing Date by and between Zoll and the Stockholders, Zoll has agreed to register 218,059 of the Zoll Shares on a Form S-3 and the Stockholders have piggy-back registration rights beginning on October 15, 2003 for the remaining Zoll Shares.

     Pinpoint develops computer-aided dispatch and billing software for the emergency medical services market. Zoll intends to continue Pinpoint's current software development.

     Contemporaneously with the Merger, pursuant to a Limited Liability Company Interest Purchase Agreement dated as of the Closing Date by and among Pinpoint, Zoll, Pinpoint Property Management, LLC ("Management") and the Stockholders (as the members of Management), Pinpoint acquired all the issued and outstanding equity interests in Management from the Stockholders for aggregate consideration of 23,769 shares of common stock of Zoll (the "Acquisition"). Management owns commercial property in Colorado a part of which it leases to Pinpoint. The consideration for each of these transactions was determined in arms-length negotiations among the parties. The shares issued by Zoll pursuant to the Merger and the Acquisition were from its authorized but unissued shares.

     The press release attached hereto as Exhibit 99.1, which is incorporated by reference herein, provides additional information regarding the transaction.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

              The financial statements of the business acquired regarding the transaction reported in Item 2 above are not included in this report. The required financial statements will be filed by amendment to this report not later than 60 days after the date on which this report is required to be filed.

     (b)      PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information regarding the transaction reported in Item 2 above is not included in this report. The required pro forma financial information will be filed by

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amendment to this report not later than 60 days after the date on which this report is required to be filed.

     (c)      EXHIBITS

EXHIBIT NO.       DESCRIPTION

10.1 Agreement and Plan of Merger dated October 15, 1999 by and among Zoll Medical Corporation, Zollsub, Inc., Pinpoint Technologies, Inc. and David Brown, David G. Cohen and Robert Durkin, Jr.

10.2 Limited Liability Company Interest Purchase Agreement by and among Pinpoint Technologies, Inc., Zoll Medical Corporation, Pinpoint Property Management, LLC and David Brown, David G. Cohen and Robert Durkin, Jr., dated October 15, 1999.

10.3 Registration Rights Agreement between Zoll Medical Corporation, David Brown, David G. Cohen and Robert Durkin, Jr., dated October 15, 1999.

99.1 Press Release of Zoll Medical Corporation dated as of October 17, 1999 announcing the completion of the Merger.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 1999                   ZOLL MEDICAL CORPORATION



                                          By: /s/ A. Ernest Whiton
                                             -----------------------------------
                                          Name:  A. Ernest Whiton
                                          Title: Vice President and
                                                 Chief Financial Officer






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                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION

10.1 Agreement and Plan of Merger dated October 15, 1999 by and among Zoll Medical Corporation, Zollsub, Inc., Pinpoint Technologies, Inc. and David Brown, David G. Cohen and Robert Durkin, Jr.

10.2 Limited Liability Company Interest Purchase Agreement by and among Pinpoint Technologies, Inc., Zoll Medical Corporation, Pinpoint Property Management, LLC and David Brown, David G. Cohen and Robert Durkin Jr., dated October 15, 1999.

10.3 Registration Rights Agreement between Zoll Medical Corporation, David Brown, David G. Cohen and Robert Durkin, Jr., dated October 15, 1999.

99.1 Press Release of Zoll Medical Corporation dated as of October 17, 1999 announcing the completion of the Merger.


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